Exhibit 10.27


                                 March 23, 2000



Resurgence Asset Management, L.L.C.
10 New King Street, 1st Floor
White Plains, NY 10604

         Re:  Exchange of Senior Discount Notes

Ladies/Gentlemen:

   The purpose of this letter is to confirm the agreement of Arch Communications Group, Inc. ("Arch") and Resurgence Asset Management, L.L.C. ("Resurgence") as follows:

   1. Exchange of Senior Discount Notes. Resurgence agrees to exchange, or to cause the exchange of, $100,000,000 in principal amount at maturity of Arch's 10 7/8% Senior Discount Notes Due 2008 (the "Notes") owned by Resurgence and/or related entities (collectively, the "Resurgence Entities") for 1,000,000 shares of Arch's Series D Convertible Preferred Stock ("Series D Stock") as described in Section 2 below.

   2. Terms of Preferred Stock.

   (a) The Series D Stock will:

      o be convertible into Arch's Common Stock at the holders' option at any time at an exchange ratio of 66.1318 shares of Common Stock per $1,000 principal amount at maturity;

      o be subject to mandatory conversion into Common Stock upon completion of Arch's pending merger with Paging Network, Inc. ("PageNet");

      o commencing March 15, 2001, bear semi-annual dividends at the rate of 10 7/8% per annum, payable at Arch's option in cash or through the issuance of Arch's Series E Preferred Stock ("Series E Stock");

      o be subject to mandatory redemption on March 15, 2008 if redemption is then permitted by applicable law;

      o  vote with the Common Stock on an as-converted basis; and

      o rank upon liquidation senior to the common stock and on a parity with Arch's Series C Convertible Preferred Stock.

   (b) If Arch issues Series E Stock as a dividend on the Series D Stock, the Series E Stock will be identical to the Series D Stock except that it will not:

      o  be subject to conversion into common stock;



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      o  have any voting rights except as required by law; or

      o  bear dividends.

   (c) The terms of the Series D Stock and Series E Stock shall conform to the descriptions contained above and shall be contained in a Certificate of Designations filed with the Secretary of State of Delaware. The Certificate of Designations shall be in such form as is mutually agreed to by Arch and Resurgence.

   3. Representations. Arch and Resurgence (on behalf of itself and the Resurgence Entities) hereby represent, warrant and agree as follows:

   (a) Resurgence approached Arch and initiated negotiations with Arch regarding the exchange of Notes for Series D Stock as contemplated hereby. Neither Arch nor anyone acting on Arch's behalf approached Resurgence regarding this transaction.

   (b) Resurgence acknowledges that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). Resurgence knows of no reason why such exemption is not available.

   (c) Resurgence has had such opportunity as it has deemed adequate to obtain from representatives of Arch such information as is necessary to permit Resurgence to evaluate the merits and risks of the transaction contemplated hereby.

   (d) Resurgence has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Series D Stock, the Series E Stock and the Common Stock issued in respect thereto and to make an informed investment decision with respect to such acquisition.

   (e) The shares of Series D Stock, Series E Stock and Common Stock issued upon conversion of the Series D Stock and Series E Stock will not be "restricted securities" within the meaning of Rule 144 under the Securities Act. The certificate(s) representing the Shares will not bear a restrictive legend under the Securities Act.

   4. Conditions to Closing. The exchange of the Notes for Series D Stock as contemplated hereby is subject to satisfaction of the following conditions:

   (a) Resurgence Entities shall have sold to a third party selected by Resurgence (the "Third Party") $53,865,000 principal amount at maturity of Notes owned by Resurgence Entities (the "Third Party Notes") and the Third Party shall have exchanged all of the Third Party Notes for shares of Arch Common Stock at an exchange ratio of 66.1318 shares of Common Stock per $1,000 principal amount at maturity.


   (b) Arch's stockholders shall have approved the proposed increase in the number of authorized shares of Common Stock from 65,000,000 to 150,000,000 and an amendment to


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Arch's  Certificate of  Incorporation  reflecting  such increase shall have been filed with the Secretary of State of Delaware.

   (c) A Certificate of Designations establishing the terms of the Series D Stock and Series E Stock and consistent with the terms hereof shall have been filed with the Secretary of State of Delaware.

   (d) Arch shall have reserved for issuance such number of shares of Series D Stock, Series E Stock and Common Stock as may be issuable from time to time in connection with the transactions contemplated hereby.

   (e) Arch and the Resurgence Entities shall have received all required regulatory approvals in connection with the transactions contemplated hereby.

   (f) The transactions contemplated hereby shall have been approved by Arch's bank lenders.

   (g) The exchange of all Notes for Series D Stock and the exchange of all Third Party Notes for Common Stock as contemplated hereby shall have been completed by April 30, 2000.

   5. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

   6. Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

   7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

   8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

   9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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   Please confirm your agreement by signing in the space indicated below.

                                        ARCH COMMUNICATIONS GROUP, INC.


                                        By:     /s/ J. Roy Pottle
                                               ------------------------


                                        Title: Chief Financial Officer
                                               ------------------------


  Agreed:

  RESURGENCE ASSET MANAGEMENT, L.L.C.


  By:    /s/ Robert T. Symington
         ----------------------------


  Title: Managing Director
         ----------------------------















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